December 31, 2017

Supplemental Information

UMH Properties, Inc.

Juniper Business Plaza
3499 Route 9 North
Freehold, NJ 07728

Website: www.umh.reit
Email: umh@umh.com
Phone: (732) 577-9997

Certain information in this Supplemental Information Package contain Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 14 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	2

Financial Highlights

(unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Operating Information
Number of Communities			112	101
Number of Sites			20,029	18,054
Rental and Related Income	$26,122,486	$23,366,346	$101,801,425	$90,679,557
Community Operating Expenses	$12,176,772	$10,644,368	$47,846,565	$42,638,333
Community NOI	$13,945,714	$12,721,978	$53,954,860	$48,041,224
Expense Ratio	46.6%	45.6%	47.0%	47.0%
Sales of Manufactured Homes	$2,574,099	$1,777,351	$10,846,494	$8,534,272
Number of Homes Sold	53	38	222	170
Number of Rentals Added	258	212	948	927
Net Income	$3,530,616	$3,376,615	$12,668,034	$11,534,559
Net Loss Attributable to Common Shareholders	$(795,765)	$(413,132)	$(7,679,265)	$(2,568,873)
Adjusted EBITDA	$14,630,013	$13,380,376	$56,347,752	$50,565,254
FFO	$6,552,815	$5,686,945	$19,959,411	$20,647,390
Core FFO	$6,552,815	$5,719,937	$23,461,898	$20,731,742
Normalized FFO	$6,323,576	$5,333,472	$21,714,370	$18,446,441

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding Basic and Diluted	35,071,943	28,829,801	32,675,650	27,808,895
Net Loss Attributable to Common Shareholders per Share- Basic and Diluted	$(0.03)	$(0.02)	$(0.24)	$(0.10)
FFO per Share- Diluted	$0.19	$0.19	$0.60	$0.73
Core FFO per Share- Diluted	$0.19	$0.20	$0.71	$0.74
Normalized FFO per Share- Diluted	$0.18	$0.18	$0.66	$0.66

Dividends per Common Share	$0.18	$0.18	$0.72	$0.72

Balance Sheet
Total Assets			$823,881,326	$680,444,818
Total Liabilities			$402,665,862	$363,412,851

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$389,599,604	$351,310,977
Equity Market Capitalization			$528,772,213	$442,301,606
Series A Preferred Stock			$-0-	$91,595,000
Series B Preferred Stock			$95,030,000	$95,030,000
Series C Preferred Stock			$143,750,000	$-0-
Total Market Capitalization			$1,157,151,817	$980,237,583

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	3

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
ASSETS
Investment Property and Equipment
Land	$61,239,644	$47,476,314
Site and Land Improvements	463,242,075	398,776,390
Buildings and Improvements	22,963,926	21,101,836
Rental Homes and Accessories	216,992,988	172,862,227
Total Investment Property	764,438,633	640,216,767
Equipment and Vehicles	16,874,760	14,986,196
Total Investment Property and Equipment	781,313,393	655,202,963
Accumulated Depreciation	(166,444,512)	(140,255,603)
Net Investment Property and Equipment	614,868,881	514,947,360

Other Assets
Cash and Cash Equivalents	23,242,090	4,216,592
Securities Available for Sale at Fair Value	132,964,276	108,755,172
Inventory of Manufactured Homes	17,569,365	17,424,574
Notes and Other Receivables, net	25,451,053	20,323,191
Prepaid Expenses and Other Assets	3,457,083	4,497,937
Land Development Costs	6,328,578	10,279,992
Total Other Assets	209,012,445	165,497,458

TOTAL ASSETS	$823,881,326	$680,444,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$304,895,117	$293,025,592
Other Liabilities
Accounts Payable	2,960,739	2,962,037
Loans Payable, net of Unamortized Debt Issuance Costs	84,704,487	58,285,385
Accrued Liabilities and Deposits	4,977,886	4,820,142
Tenant Security Deposits	5,127,633	4,319,695
Total Other Liabilities	97,770,745	70,387,259
Total Liabilities	402,665,862	363,412,851

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series A - 8.25% Cumulative Redeemable Preferred Stock, par value $0.10 per share: -0- and 3,663,800 shares authorized, issued and outstanding as of December 31, 2017 and 2016, respectively	-0-	91,595,000
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share: 4,000,000 shares authorized; 3,801,200 shares issued and outstanding as of December 31, 2017 and 2016, respectively	95,030,000	95,030,000
Series C - 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per Share; 5,750,000 and -0- shares authorized, issued and outstanding as of December 31, 2017 and 2016, respectively.	143,750,000	-0-
Common Stock – $0.10 par value per share: 113,663,800 and 75,000,000 shares authorized; 35,488,068 and 29,388,811 shares issued and outstanding as of December 31, 2017 and 2016, respectively	3,548,807	2,938,881
Excess Stock – $0.10 par value per share: 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2017 and 2016, respectively	-0-	-0-
Additional Paid-In Capital	168,034,868	111,422,691
Accumulated Other Comprehensive Income	11,519,582	16,713,188
Accumulated Deficit	(667,793)	(667,793)
Total Shareholders’ Equity	421,215,464	317,031,967

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$823,881,326	$680,444,818

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	4

Consolidated Statements of Income (Loss)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
INCOME:
Rental and Related Income	$26,122,486	$23,366,346	$101,801,425	$90,679,557
Sales of Manufactured Homes	2,574,099	1,777,351	10,846,494	8,534,272
TOTAL INCOME	28,696,585	25,143,697	112,647,919	99,213,829

EXPENSES:
Community Operating Expenses	12,176,772	10,644,368	47,846,565	42,638,333
Cost of Sales of Manufactured Homes	2,005,525	1,187,933	8,471,190	6,466,520
Selling Expenses	633,375	581,544	3,095,155	2,852,405
General and Administrative Expenses	2,455,016	2,071,626	9,645,681	8,004,925
Acquisition Costs	-0-	27,871	-0-	79,231
Depreciation Expense	7,297,190	6,121,424	27,557,746	23,214,100
TOTAL EXPENSES	24,567,878	20,634,766	96,616,337	83,255,514

OTHER INCOME (EXPENSE):
Interest Income	527,385	377,727	2,006,880	1,584,585
Dividend Income	2,419,860	1,801,309	8,134,898	6,636,126
Gain on Sales of Securities, net	229,239	386,465	1,747,528	2,285,301
Other Income	112,797	109,077	705,048	504,759
Interest Expense	(3,835,982)	(3,828,241)	(15,876,972)	(15,432,364)
TOTAL OTHER INCOME (EXPENSE)	(546,701)	(1,153,663)	(3,282,618)	(4,421,593)

Income before Gain (Loss) on Sales of Investment Property and Equipment	3,582,006	3,355,268	12,748,964	11,536,722
Gain (Loss) on Sales of Investment Property and Equipment	(51,390)	21,347	(80,930)	(2,163)
NET INCOME	3,530,616	3,376,615	12,668,034	11,534,559

Less: Preferred Dividends	(4,326,381)	(3,789,747)	(16,844,812)	(14,103,432)
Less: Redemption of Preferred Stock	-0-	-0-	(3,502,487)	-0-

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(795,765)	$(413,132)	$(7,679,265)	$(2,568,873)

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	5

Consolidated Statements of Cash Flows

	Twelve Months Ended
	12/31/2017	12/31/2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$12,668,034	$11,534,559
Non-Cash Items Included in Net Income:
Depreciation	27,557,746	23,214,100
Amortization of Financing Costs	660,910	733,485
Stock Compensation Expense	1,314,491	1,064,678
Provision for Uncollectible Notes and Other Receivables	(1,273,535)	909,397
Gain on Sales of Securities, net	(1,747,528)	(2,285,301)
Loss on Sales of Investment Property and Equipment	80,930	2,163
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(144,791)	(3,113,164)
Notes and Other Receivables, net of Notes Acquired with Acquisitions	215,684	(1,204,014)
Prepaid Expenses and Other Assets	1,040,854	(435,124)
Accounts Payable	(1,298)	145,747
Accrued Liabilities and Deposits	161,727	(1,878,719)
Tenant Security Deposits	807,938	665,605
Net Cash Provided by Operating Activities	41,341,162	29,353,412

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	(61,669,247)	(4,081,798)
Purchase of Investment Property and Equipment	(62,009,984)	(58,184,812)
Proceeds from Sales of Investment Property and Equipment	2,299,670	1,114,503
Additions to Land Development Costs	(3,881,035)	(3,728,869)
Purchase of Securities Available for Sale	(45,075,311)	(27,518,151)
Proceeds from Sales of Securities Available for Sale	17,416,146	14,831,737
Net Cash Used in Investing Activities	(152,919,761)	(77,567,390)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	44,420,000	31,804,000
Net Proceeds on Short Term Borrowings	26,401,635	406,935
Principal Payments of Mortgages and Loans	(34,970,645)	(25,072,315)
Financing Costs on Debt	(641,471)	(668,338)
Proceeds from Issuance of Preferred Stock, net of offering costs	138,975,847	49,120,853
Redemption of 8.25% Series A Preferred Stock	(91,595,000)	-0-
Proceeds from Registered Direct Placement of Common Stock, net of Offering Costs	22,518,238	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	57,506,016	20,012,393
Proceeds from Exercise of Stock Options	5,435,634	2,485,060
Preferred Dividends Paid	(16,665,934)	(14,563,645)
Common Dividends Paid, net of Reinvestments	(20,780,223)	(17,630,270)
Net Cash Provided by Financing Activities	130,604,097	45,894,673

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,025,498	(2,319,305)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	4,216,592	6,535,897
CASH AND CASH EQUIVALENTS – END OF YEAR	$23,242,090	$4,216,592

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	6

Reconciliation of Net Income to Adjusted EBITDA and Net Loss Attributable

to Common Shareholders to FFO, Core FFO and Normalized FFO

(unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$3,530,616	$3,376,615	$12,668,034	$11,534,559
Interest Expense	3,835,982	3,828,241	15,876,972	15,432,364
Franchise Taxes	(33,775)	26,225	245,000	305,000
Depreciation Expense	7,297,190	6,121,424	27,557,746	23,214,100
Acquisition Costs	-0-	27,871	-0-	79,231

Adjusted EBITDA	$14,630,013	$13,380,376	$56,347,752	$50,565,254

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to Common Shareholders	$(795,765)	$(413,132)	$(7,679,265)	$(2,568,873)
Depreciation Expense	7,297,190	6,121,424	27,557,746	23,214,100
(Gain) Loss on Sales of Depreciable Assets	51,390	(21,347)	80,930	2,163

Funds from Operations (“FFO”)	6,552,815	5,686,945	19,959,411	20,647,390

Adjustments:
Acquisition Costs	-0-	27,871	-0-	79,231
Cost of Early Extinguishment of Debt	-0-	5,121	-0-	5,121
Redemption of Preferred Stock	-0-	-0-	3,502,487	-0-

Core Funds from Operations (“Core FFO”)	6,552,815	5,719,937	23,461,898	20,731,742

Adjustments:
Gain on Sale of Securities, net	(229,239)	(386,465)	(1,747,528)	(2,285,301)

Normalized Funds From Operations (“Normalized FFO”)	$6,323,576	$5,333,472	$21,714,370	$18,446,441

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(unaudited)

	Twelve Months Ended
	12/31/2017		12/31/2016
Shares Outstanding	35,488,068		29,388,811
Market Price Per Share	$14.90		$15.05
Equity Market Capitalization	$528,772,213		$442,301,606
Total Debt	389,599,604		351,310,977
Preferred	238,780,000		186,625,000
Total Market Capitalization	$1,157,151,817		$980,237,583

Total Debt	$389,599,604		$351,310,977
Less: Cash and Cash Equivalents	(23,242,090)		(4,216,592)
Net Debt	366,357,514		347,094,385
Less: Securities Available for Sale at Fair Value (“Securities”)	(132,964,276)		(108,755,172)
Net Debt Less Securities	$233,393,238		$238,339,213

Interest Expense	$15,876,972		$15,432,364
Capitalized Interest	500,859		359,906
Preferred Dividends	16,844,812		14,103,432
Total Fixed Charges	$33,222,643		$29,895,702

Adjusted EBITDA	$56,347,752		$50,565,254

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	31.7%		35.4%

Net Debt Plus Preferred / Total Market Capitalization	52.3%		54.4%

Net Debt Less Securities / Total Market Capitalization	20.2%		24.3%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	40.8%		43.4%

Interest Coverage	3.4	x	3.2	x

Fixed Charge Coverage	1.7	x	1.7	x

Net Debt / Adjusted EBITDA	6.5	x	6.9	x

Net Debt Less Securities / Adjusted EBITDA	4.1	x	4.7	x

Net Debt Plus Preferred / Adjusted EBITDA	10.7	x	10.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	8.4	x	8.4	x

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	8

Debt Analysis

(unaudited)

	Twelve Months Ended
	12/31/2017	12/31/2016
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages (1)	$308,444,180	$296,209,454
Variable Rate Mortgages	16,606	354,529

Total Mortgages Before Unamortized Debt Issuance Costs	308,460,786	296,563,983
Unamortized Debt Issuance Costs	(3,565,669)	(3,538,391)
Mortgages, Net of Unamortized Debt Issuance Costs	$304,895,117	$293,025,592
Loans Payable:
Unsecured Line of Credit	$35,000,000	$20,000,000
Other Loans Payable	49,765,824	38,393,439

Total Loans Before Unamortized Debt Issuance Costs	84,765,824	58,393,439
Unamortized Debt Issuance Costs	(61,337)	(108,054)
Loans, Net of Unamortized Debt Issuance Costs	$84,704,487	$58,285,385

Total Debt, Net of Unamortized Debt Issuance Costs	$389,599,604	$351,310,977

% Fixed/Floating
Fixed	80.1%	85.0%
Floating	19.9%	15.0%
Total	100.0%	100.0%

Weighted Average Interest Rates (2)
Mortgages Payable	4.24%	4.34%
Loans Payable	3.14%	3.06%
Total Average	4.01%	4.13%

Notes:

(1)	Includes a variable rate mortgage with a balance of $-0-, and $10,625,352 as of December 31, 2017 and 2016, respectively, which had been effectively fixed at an interest rate of 3.89% with an interest rate swap agreement.
(2)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	9

Debt Maturity

(unaudited)

As of 12/31/17:
Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2018	$16,606	$2,776,329		$2,792,935	0.7%
2019	2,633,664	4,506,895		7,140,559	1.8%
2020	12,144,422	39,526,583	(1)	51,671,005	13.1%
2021	2,194,312	420,131		2,614,443	0.7%
2022	20,904,217	236,217		21,140,434	5.4%
Thereafter	270,567,565	37,299,669		307,867,234	78.3%

Total Debt Before Unamortized Debt Issuance Cost	308,460,786	84,765,824		393,226,610	100.0%

Unamortized Debt Issuance Cost	3,565,669	61,337		3,627,006

Total Debt, Net of Unamortized Debt Issuance Costs	$304,895,117	$84,704,487		$389,599,604

Notes:
(1) Includes $35 million balance outstanding on the Company’s Line of Credit due March 2020, with an additional one year option.

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	10

Property Summary and Snapshot

(unaudited)

	12/31/2017	12/31/2016	Change

Communities	112	101	10.9%
Developed Sites	20,029	18,054	10.9%
Occupied	16,208	14,499	11.8%
Occupancy % (1)	81.4%	81.0%	40	bps
Total Rentals	5,607	4,659	20.3%
Occupied Rentals	5,213	4,261	22.3%
Rental Occupancy %	93.0%	91.5%	150	bps
Monthly Rent Per Site	$428	$422	1.4%
Monthly Rent per Home Rental Including Site	$726	$709	2.4%

Region	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(2)		(2)			(1)					(3)

Indiana	11	816	685	131	3,221	2,497	77.5%	$397	1,052	1,002	95.2%	$731
Maryland	1	77	10	67	63	58	92.1%	$478	-0-	-0-	N/A	N/A
Michigan	2	68	68	-0-	354	259	73.2%	$432	165	151	91.5%	$721
New Jersey	4	349	187	162	1,005	959	95.4%	$607	36	34	94.4%	$953
New York	7	617	308	309	1,144	943	82.4%	$508	289	268	92.7%	$860
Ohio	32	1,475	1,065	410	5,099	4,038	79.2%	$365	1,374	1,293	94.1%	$662
Pennsylvania	48	2,087	1,728	359	7,343	5,878	80.0%	$436	1,891	1,712	90.5%	$751
Tennessee	7	413	321	92	1,800	1,576	87.6%	$445	800	753	94.1%	$722
Total as of December 31, 2017	112	5,902	4,372	1,530	20,029	16,208	81.4%	$428	5,607	5,213	93.0%	$726

Notes:
(1) The 144 Sites at Memphis Blues are not included in the calculation of occupancy.
(2) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.
(3) Includes home and site rent charges.

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	11

Same Property Statistics

(unaudited)

	For Three Months Ended				For Twelve Months Ended
	12/31/2017	12/31/2016	Change	% Change	12/31/2017	12/31/2016	Change	% Change
Community Net Operating Income

Rental and Related Income	$24,461,737	$23,229,637	$1,232,100	5.3%	$95,973,126	$90,505,068	$5,468,058	6.0%
Community Operating Expenses	10,526,340	9,969,780	556,560	5.6%	41,968,168	40,309,468	1,658,700	4.1%

Community NOI	$13,935,397	$13,259,857	$675,540	5.1%	$54,004,958	$50,195,600	$3,809,358	7.6%

	As of
	12/31/2017	12/31/2016	Change
Other Information
Total Sites	17,605	17,609	0.0%
Occupied Sites	14,561	14,292	1.9%
Occupancy %	82.7%	81.2%	150	bps
Number of Properties	98	98	N/A
Total Rentals	5,254	4,610	14.0%
Occupied Rentals	4,913	4,245	15.7%
Rental Occupancy	93.5%	92.1%	140	bps
Monthly Rent Per Site	$436	$423	3.1%
Monthly Rent Per Home Rental Including Site	$723	$709	2.0%

Notes:
Same Property includes all properties owned as of January 1, 2016, with the exception of Memphis Blues.

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	12

Acquisition Summary

At Acquisition:

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres
2015	10	2,774	1,764	64%	$81,217,000	717
2016	3	289	215	74%	$7,277,000	219
2017	11	1,997	1,333	67%	$63,290,000	602

Property Portfolio

Marcellus & Utica Shale Region
Acquired prior to 2017
101 communities and 18,000 sites
Acquired in 2017
11 communities and 2,200 sites
220 acres to be developed into a manufactured home community
Shale Acreage
Total - 5,900
3,200
54%
2,700
46%
Marcellus & Utica Shale Acreage
71 communities and 10,400 sites
Non Marcellus & Utica Shale Acreage
Communities
Total - 112
Maryland 1%
Michigan 2%
New Jersey 3%
Tennessee 6%
New York 6%
Indiana 10%
Pennsylvania 43%
Ohio 29%
20,000 sites

2017 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy

Marysville Estates and Hillcrest Estates	January 20, 2017	OH	532	$9,588,000	149	57%
Boardwalk and Parke Place	January 20, 2017	IN	559	24,437,000	155	77%
Hillcrest Crossing	January 24, 2017	PA	200	2,485,000	78	40%
Cinnamon Woods	May 31, 2017	MD	63	4,000,000	79	92%
Pennsylvania 5 Community Portfolio	December 22, 2017	PA	643	22,780,000	141	72%
Total 2017			1,997	$63,290,000	602	67%

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	13

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), core funds from operations (“Core FFO”), normalized funds from operations (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO, Core FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that it also adjusts for the effects of acquisitions costs and costs of early extinguishment of debt. Normalized FFO reflects the same assumptions as Core FFO except that it also adjusts for gains and losses realized on securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO, Core FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments.

Core FFO is calculated as FFO plus acquisition costs and costs of extinguishment of debt.

Normalized FFO is calculated as Core FFO excluding gains and losses realized on securities investments and certain one-time charges.

FFO per Diluted Common Share, Core FFO per Diluted Common Share and Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 35,478,000 and 33,146,000 shares for the three and twelve months ended December 31, 2017, respectively, and 29,279,000 and 28,136,000 for the three and twelve months ended December 31, 2016, respectively. Common stock equivalents resulting from stock options in the amount of 406,000 and 470,000 shares for the three and twelve months ended December 31, 2017, respectively, and 449,000 and 327,000 shares for the three and twelve months ended December 31, 2016, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2016, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income plus interest expense, franchise taxes, depreciation, amortization and acquisition costs.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO, Core FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO, Core FFO and Normalized FFO should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO, Core FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2017 Supplemental Information	14

Press Release Dated March 8, 2018

FOR IMMEDIATE RELEASE	March 8, 2018
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE YEAR ENDED AND THE FOURTH QUARTER ENDED DECEMBER 31, 2017

FREEHOLD, NJ, March 8, 2018........ UMH Properties, Inc. (NYSE:UMH) reported Total Income of $112,648,000 for the year ended December 31, 2017 as compared to $99,214,000 for the year ended December 31, 2016, representing an increase of 14%. Total Income for the quarter ended December 31, 2017 was $28,697,000 as compared to $25,144,000 for the quarter ended December 31, 2016, representing an increase of 14%. Net Loss Attributable to Common Shareholders amounted to $7,679,000 or $0.24 per diluted share for the year ended December 31, 2017 as compared to $2,569,000 or $0.10 per diluted share for the year ended December 31, 2016. This increase was primarily due to a non-recurring, non-cash $3.5 million preferred redemption charge and to an increase in depreciation expense, attributable to acquisitions made. Net Loss Attributable to Common Shareholders amounted to $796,000 or $0.03 per diluted share for the quarter ended December 31, 2017 as compared to $413,000 or $0.02 per diluted share for the quarter ended December 31, 2016.

Core Funds from Operations (“Core FFO”) was $23,462,000 or $0.71 per diluted share for the year ended December 31, 2017 as compared to $20,731,000 or $0.74 per diluted share for the year ended December 31, 2016, representing a decrease in Core FFO per diluted share of 4%. Core FFO was $6,553,000 or $0.19 per diluted share for the quarter ended December 31, 2017 as compared to $5,719,000 or $0.20 per diluted share for the quarter ended December 31, 2016, representing a decrease in Core FFO per diluted share of 5%. Normalized Funds from Operations (“Normalized FFO”), was $21,714,000 or $0.66 per diluted share for the year ended December 31, 2017, as compared to $18,446,000 or $0.66 per diluted share for the year ended December 31, 2016. Normalized FFO was $6,324,000 or $0.18 per diluted share for the quarter ended December 31, 2017, as compared to $5,333,000 or $0.18 per diluted share for the quarter ended December 31, 2016.

A summary of significant financial information for the three and twelve months ended December 31, 2017 and 2016 is as follows:

	For the Three Months Ended
	December 31,
	2017	2016

Total Income	$28,697,000	$25,144,000
Total Expenses	$24,568,000	$20,635,000
Gain on Sales of Securities, net	$229,000	$386,000
Net Loss Attributable to Common Shareholders	$(796,000)	$(413,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.03)	$(0.02)
Core FFO (1)	$6,553,000	$5,719,000
Core FFO (1) per Diluted Common Share	$0.19	$0.20
Normalized FFO (1)	$6,324,000	$5,333,000
Normalized FFO (1) per Diluted Common Share	$0.18	$0.18
Weighted Average Shares Outstanding	35,072,000	28,830,000

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	For the Twelve Months Ended
	December 31,
	2017	2016

Total Income	$112,648,000	$99,214,000
Total Expenses	$96,616,000	$83,256,000
Gain on Sales of Securities, net	$1,748,000	$2,285,000
Net Loss Attributable to Common Shareholders	$(7,679,000)	$(2,569,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.24)	$(0.10)
Core FFO (1)	$23,462,000	$20,731,000
Core FFO (1) per Diluted Common Share	$0.71	$0.74
Normalized FFO (1)	$21,714,000	$18,446,000
Normalized FFO (1) per Diluted Common Share	$0.66	$0.66
Weighted Average Shares Outstanding	32,676,000	27,809,000

A summary of significant balance sheet information as of December 31, 2017 and 2016 is as follows:

	December 31, 2017	December 31, 2016

Gross Real Estate Investments	$764,439,000	$640,217,000
Securities Available for Sale at Fair Value	$132,964,000	$108,755,000
Total Assets	$823,881,000	$680,445,000
Mortgages Payable, net	$304,895,000	$293,026,000
Loans Payable, net	$84,704,000	$58,285,000
Total Shareholders’ Equity	$421,215,000	$317,032,000

Samuel A. Landy, President and CEO, commented on the 2017 results.

“We are pleased to announce a very productive 2017. We have generated solid operating results, achieved strong growth and improved our financial position. We have reached a number of milestones this year. We now own and operate 112 manufactured home communities with over 20,000 developed homesites. We have been included in the MSCI REIT index. We have reached an all-time high stock price of $17.90. Our total market capitalization is over $1 billion with an equity market capitalization of over $500 million. Our accomplishments during the year include:

●	Increased Rental and Related Income by 12.3%;
●	Increased Community Net Operating Income (“NOI”) by 12.3%;
●	Increased Same Property NOI by 7.6%
●	Increased Same Property Occupancy by 150 basis points from 81.2% to 82.7%;
●	Increased home sales by 27.1%;
●	Acquired 11 communities containing approximately 2,000 home sites for a total cost of $63.3 million, including our first community in Maryland, bringing our total property portfolio to 112 manufactured home communities with over 20,000 developed homesites;
●	Completed Phase I of a redevelopment community, Memphis Blues, our first all rental community;
●	Increased our rental home portfolio by 948 homes to approximately 5,600 total rental homes, representing an increase of 20.3%;
●	Increased rental home occupancy by 150 basis points from 91.5% to 93.0%;
●	Reduced the weighted average interest rate on our mortgage debt from 4.3% to 4.2%;
●	Reduced the weighted average interest rate on our total debt from 4.1% to 4.0%;
●	Issued 5,750,000 shares of a new 6.75% Series C Cumulative Redeemable Preferred Stock, for net proceeds after deducting the underwriting discount and other estimated offering expenses, of approximately $139 million;

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●	Redeemed our high coupon 8.25% Series A Preferred Stock, resulting in $1.4 million in annual preferred dividend savings;
●	Issued 1,400,000 shares of our common stock raising net proceeds of $22.5 million, in conjunction with our inclusion in the MSCI REIT Index;
●	Raised $60.4 million through our Dividend Reinvestment and Stock Purchase Plan;
●	Reduced our Net Debt to Total Market Capitalization from 35.4% to 31.7% and our Net Debt Less Securities to Total Market Capitalization from 24.3% to 20.2%; and,
●	Increased our total market capitalization to $1.2 billion, representing an increase of 18%.”

Mr. Landy stated, “This year, we successfully replaced all of the outstanding shares of our high coupon 8.25% Series A Preferred Stock with our new 6.75% Series C Perpetual Preferred Stock. This 150 basis point reduction will result in $1.4 million in annual preferred dividend savings going forward. Our 2017 earnings were impacted due to the expenses associated with completing this transaction, including a non-recurring, non-cash $3.5 million preferred redemption charge, and the short-term dilution associated with carrying the additional preferred stock until it was fully deployed. For the fourth quarter, our Normalized FFO was $0.18 per diluted share. We are pleased that our Normalized FFO for the quarter fully covered our $0.18 dividend.”

“Subsequent to yearend, UMH issued and sold 2,000,000 shares of a new 6.375% Series D Cumulative Redeemable Preferred Stock, and received net proceeds from the offering after expenses of approximately $48.1 million. We expect increased earnings as we fully deploy these proceeds.”

“In 2017, we increased our community portfolio by 11%. We acquired 11 communities containing approximately 2,000 developed homesites for an aggregate cost of approximately $63.3 million. The average occupancy of these communities is 67%. These communities are located within our existing footprint and provide additional growth opportunities through the filling of vacant sites and from expansion capabilities.”

“Home sales have been improving and increased 27% this year. With population growth, rising wages and steady job creation, housing demand should continue to increase. Our customers are seeing increased wages which is translating into rising housing demand.”

“Same Property NOI increased by 7.6% this year, driven by a 150 basis point increase in occupancy and a 310 basis point increase in site rent. Our 2017 accomplishments reflect consistent strong performance across our portfolio and position us for continued success in 2018.”

UMH Properties, Inc. will host its Fourth Quarter and Year End 2017 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, March 9, 2018 at 10:00 a.m. Eastern Time.

The Company’s 2017 fourth quarter and yearend financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, March 9, 2018. It will be available until June 9, 2018, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10116327. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

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UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 112 manufactured home communities containing approximately 20,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (“Core FFO”) as FFO plus acquisition costs and costs of early extinguishment of debt. We define Normalized Funds From Operations (“Normalized FFO”) as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. We define Community NOI as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. FFO, Core FFO and Normalized FFO, as well as Community NOI, should be considered as supplemental measures of operating performance used by REITs. FFO, Core FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO, Core FFO, Normalized FFO and Community NOI and, accordingly, our FFO, Core FFO, Normalized FFO and Community NOI may not be comparable to all other REITs. The items excluded from FFO, Core FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO, Core FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO, Core FFO and Normalized FFO for the three and twelve months ended December 31, 2017 and 2016 are calculated as follows:

	Three Months Ended		Twelve Months Ended
	12/31/17	12/31/16	12/31/17	12/31/16
Net Loss Attributable to Common Shareholders	$(796,000)	$(413,000)	$(7,679,000)	$(2,569,000)
Depreciation Expense	7,297,000	6,121,000	27,557,000	23,214,000
(Gain) Loss on Sales of Depreciable Assets	52,000	(22,000)	81,000	2,000
FFO Attributable to Common Shareholders	6,553,000	5,686,000	19,959,000	20,647,000
Acquisition Costs	-0-	28,000	-0-	79,000
Cost of Early Extinguishment of Debt	-0-	5,000	-0-	5,000
Redemption of Preferred Stock	-0-	-0-	3,503,000	-0-
Core FFO Attributable to Common Shareholders	6,553,000	5,719,000	23,462,000	20,731,000
Gain on Sales of Securities, net	(229,000)	(386,000)	(1,748,000)	(2,285,000)
Normalized FFO Attributable to Common Shareholders	$6,324,000	$5,333,000	$21,714,000	$18,446,000

The diluted weighted shares outstanding used in the calculation of Core FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 35,478,000 and 33,146,000 shares for the three and twelve months ended December 31, 2017, respectively, and 29,279,000 and 28,136,000 for the three and twelve months ended December 31, 2016, respectively. Common stock equivalents resulting from stock options in the amount of 406,000 and 470,000 shares for the three and twelve months ended December 31, 2017, respectively, and 449,000 and 327,000 shares for the three and twelve months ended December 31, 2016, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

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The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2017 and 2016:

	2017	2016
Operating Activities	$41,341,000	$29,353,000
Investing Activities	(152,920,000)	(77,567,000)
Financing Activities	130,604,000	45,895,000

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